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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549
                              _________________

                                  FORM 8-K


                              CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 16, 1999


                     COMPUTER SCIENCES CORPORATION
           (Exact name of Registrant as specified in its charter)


NEVADA                                1-4850                     95-2043126
(State or Other Jurisdiction       (Commission             (I.R.S. Employer
of Incorporation)                  File Number)          Identification No.)


2100 East Grand Avenue
El Segundo, California                                                90245
(Address of Principal Executive Offices)                          (Zip Code)


Registrant's telephone number, including area code  (310) 615-0311


                               Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.   Other Events.

          As previously reported, on September 19, 1999 the Registrant entered into an Agreement and Plan of Merger with Nichols Research Corporation ("Nichols") and Nevada Acquisition Corporation, a wholly owned subsidiary of the Registrant ("Acquisition"), providing for the merger of Acquisition with and into Nichols (the "Merger").

          On November 16, 1999, the Merger was approved by the stockholders of Nichols and was consummated as of 5:00 p.m. EST. Upon consummation of the Merger (i) Nichols became a wholly owned subsidiary of the Registrant and
(ii) each outstanding share of common stock of Nichols was converted into .423 shares of common stock (together with the associated preferred stock purchase rights) of the Registrant and the right to receive cash in lieu of fractional shares of Registrant common stock.

          Attached hereto and incorporated herein by reference is a joint press release of the Registrant and Nichols dated November 16, 1999 announcing the consummation of the Merger.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          The exhibit listed below is filed as a part of this report:

          99.1 Joint Press Release of the Registrant and Nichols Research Corporation dated November 16, 1999





                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                   COMPUTER SCIENCES CORPORATION



Dated: November 16, 1999           By  /s/ Scott M. Delanty
                                      --------------------------------
                                       Scott M. Delanty
                                       Vice President and Controller



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                               EXHIBIT INDEX
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Exhibit
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  99.1       Joint Press Release of the Registrant and Nichols Research
             Corporation dated November 16, 1999